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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 24, 2005, except for Notes 4 and 5 as to which the date is April 8, 2005, relating to the financial statements of U.S. Helicopter Corporation and to the reference to our firm as experts in the registration statement.

                                        /s/ MOORE STEPHENS, P.C.
                                        Certified Public Accountants.


New York, New York
August 17, 2005